Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrew Hidalgo, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of H/Cell Energy Corporation on Form 10-Q for the fiscal quarter ended June 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of H/Cell Energy Corporation.

	By:	/s/ ANDREW HIDALGO
Date: August 7, 2019	Name:	Andrew Hidalgo
	Title:	Chief Executive Officer

I, Matthew Hidalgo, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of H/Cell Energy Corporation on Form 10-Q for the fiscal quarter ended June 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of H/Cell Energy Corporation.

	By:	/s/ MATTHEW HIDALGO
Date: August 7, 2019	Name:	Matthew Hidalgo
	Title:	Chief Financial Officer